UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 14, 2012

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    David A. Viniar, currently Executive Vice President and Chief Financial Officer of The Goldman Sachs Group, Inc. (Goldman Sachs or the Registrant), has determined to retire, effective January 31, 2013.

(c)    On September 14, 2012, the Board of Directors of Goldman Sachs determined to appoint Harvey M. Schwartz, age 48 and currently the global co-head of Goldman Sachs’ Securities Division, as Executive Vice President and Chief Financial Officer of Goldman Sachs, effective January 31, 2013. As Executive Vice President and Chief Financial Officer, Mr. Schwartz will receive an annual salary rate of $1,850,000 and will be eligible for annual variable compensation.

Mr. Schwartz joined Goldman Sachs as a vice president in 1997, became a managing director in 1999 and partner in 2002. Prior to becoming global co-head of the Securities Division in 2008, he was global head of Securities Division Sales, where he helped oversee the Division’s relationships with clients including corporations, asset managers and institutions. Before that, he was co-head of the Americas Financing Group within Investment Banking, which centralizes financing-related advice, origination and execution for clients.

(d)    On September 14, 2012, the Board, upon the recommendation of the independent directors, determined to appoint Mr. Viniar as a member of the Board, effective January 31, 2013 upon his retirement.

A copy of the Registrant’s press release relating to Mr. Schwartz’s appointment and Mr. Viniar’s retirement and appointment to the Registrant’s Board is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press release of the Registrant, dated September 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: September 18, 2012	By:	/s/ Gregory K. Palm
		Name:	Gregory K. Palm
		Title:	Executive Vice President and General Counsel